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                                                                    EXHIBIT 10.8


                                 PROMISSORY NOTE

$3,600,000                                                     November 30, 1998


         FOR VALUE RECEIVED, the undersigned, Appalachian Bancshares, Inc. a Georgia corporation (the "Borrower"), promises to pay to the order of THE BANKERS BANK (the "Lender" and, together with any holder hereof, called the "Holder"), at 2410 Paces Ferry Road, 600 Paces Summit, Atlanta, Georgia 30339-4098 (or at such other place as the Holder may designate in writing to the Borrower), in lawful money of the United States of America, the principal sum of Three Million Six Hundred Thousand No/100 Dollars ($3,600,000), plus interest as hereinafter provided.

         This Note is the Note made and given as described in that certain Loan and Stock Pledge Agreement dated as of November 30, 1998, between the Borrower and the Lender (the "Loan Agreement"). In the event of any inconsistency between this Note and the Loan Agreement, this Note shall control. All capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement, except to the extent such capitalized terms are otherwise defined or limited herein.

         The Borrower shall be entitled to borrow funds hereunder pursuant to the terms and conditions of the Loan Agreement.

         The Borrower promises to pay interest on the unpaid principal amount outstanding hereunder (the "Loan"), at a simple interest rate per annum equal to the Prime Rate Basis. "Prime Rate Basis" shall mean, on any day, a simple interest rate per annum equal to the Prime Rate less seventy-five (75) basis points.

         "Prime Rate" shall mean, on any day, the rate of interest published as the "Prime Rate" as of such day appearing in the "Money Rates" section of the Wall Street Journal, Eastern Edition, or any successor to such section. If more than one such rate shall be published, then the Prime Rate shall be the higher or highest of such rates. The Prime Rate in effect as of the close of business of each day shall be the applicable Prime Rate for the day and each succeeding non-business day in determining the applicable Prime Rate Basis.

         Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         Interest under this Note shall be due and payable quarterly in arrears on the first day of each calendar quarter, commencing January 1, 1999, and continuing to be due on the first day of each calendar quarter thereafter until this Note is paid in full. Interest shall also be due and payable when this Note shall become due (whether at maturity, by reason of acceleration or


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otherwise). After default, interest shall also be due and payable upon demand from time to time by the Holder as provided below.

         Commencing November 30, 2000, and continuing on November 30 of each succeeding calendar year, the indebtedness evidenced by this Note shall be due and payable in seven (7) consecutive annual installments of principal, each in the amount of $450,000, plus all accrued and unpaid interest as hereinabove provided. The entire outstanding balance of the indebtedness evidenced by this Note, together with all accrued and unpaid interest, shall be due and payable in a final installment on November 30, 2008.

         Borrower shall have the right to prepay the Loan in whole or in part without prepayment penalty or premium, subject to the restrictions below. Notwithstanding the foregoing, if, prior to the date on which Borrower has repurchased all of the shares of callable common stock of Borrower (the "Lender's Equity Stake") purchased by Community Financial Services, Inc., the parent company of Lender ("CFSI"), pursuant to that certain Subscription Agreement dated as of the date hereof by and between CFSI and Borrower, and the related Call Option Agreement and Registration Rights Agreement, to the extent such shares are then still owned by CFSI, Lender or any affiliate of Lender, any principal payment by Borrower against the Loan which would reduce the outstanding principal balance of the Loan below $1,000,000 (each such payment being hereinafter called a "Lender Directed Payment") may be allocated, at Lender's option, subject to the approval of the Borrower's bank regulators, as a payment to Lender for the repurchase (at the share price determined under the call option agreement relating to Lender's Equity Stake) of such portion of the Lender's Equity Stake purchasable by the amount of such payment. If any Lender Directed Payment is allocated to the repurchase of Lender's Equity Stake (or a portion thereof), then the principal amount of the Loan shall not be reduced by the amount of any Lender Directed Payment so allocated.

         Overdue principal shall bear interest for each day from the date it became so due until paid in full, payable on demand, at a rate per annum (computed on the basis of a 360-day year for the actual number of days elapsed) equal to the Prime Rate Basis plus 3%.

         In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Borrower or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Holder, in writing, that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent hereof that the Borrower not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable law.

         All parties now or hereafter liable with respect to this Note, whether the Borrower, any guarantor, endorser, or any other person or entity, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest, or any other notice of any kind with respect thereto.

         Time is of the essence of this Note.


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         No delay or omission on the part of the Holder in the exercise of any right or remedy hereunder or any Financing Document, or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Loan Agreement or any Financing Document, or at law or in equity, shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

         Should this Note, or any part of the indebtedness evidenced hereby, be collected by law or through an attorney-at-law or under advice therefrom, the Holder shall be entitled to collect reasonable attorneys' fees and all costs of collection.

         This Note is entitled to the benefits of the Loan Agreement, which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and for prepayment of the Loan. Prepayment of the Loan may be made by the Borrower only as provided in the Loan Agreement.

         The Holder shall be under no duty to exercise any or all of the rights and remedies given by this Note and the Loan Agreement or under any of the other Financing Documents and no party to this instrument shall be discharged from the obligations or undertakings hereunder (a) should the Holder release or agree not to sue any person against whom the party has, to the knowledge of the Holder, a right to recourse, or (b) should the Holder agree to suspend the right to enforce this Note or Holder's interest in any collateral pledged or any guarantee given to secure this Note against such person or otherwise discharge such person.

         This Note shall be deemed to be made pursuant to the laws of the State of Georgia.

         IN WITNESS WHEREOF, the duly authorized officers of the Borrower have executed, sealed, and delivered this Note, as of the day and year first above written.

                                          APPALACHIAN BANCSHARES, INC.


                                          By: /s/ Kent Sanford
                                              ----------------------------------
                                              Kent Sanford
                                              Executive Vice President


                                          Attest: /s/ Tracy R. Newton
                                                  ------------------------------
                                                  Name:  Tracy R. Newton
                                                       -------------------------
                                                  Title:  President and CEO
                                                        ------------------------


                                                         [CORPORATE SEAL]